INTERNATIONAL LEASE FINANCE CORPORATION AND SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
               AND PREFERRED STOCK DIVIDENDS FOR THE NINE MONTHS
                          ENDED SEPTEMBER 30, 1998
                                  AND 1997
                           (Dollars in thousands)

                                                     1998
1997
                                               ----------
---------

(Unaudited)
Earnings:
Net Income                                     $  262,803
$  220,415
  Add:
    Provision for income taxes                    142,750
123,386
    Fixed charges                                 588,170
552,473
  Less:
    Capitalized interest                           41,193
35,101
                                                ---------
---------
  Earnings as adjusted (A)                     $  952,530
$  861,173
                                               ==========
==========

Preferred dividend requirements                $   12,656
$  12,466
Ratio of income before provision
    for income taxes to net income                   154%
156%
                                                  -------
------
  Preferred dividend factor on pretax
    basis                                          19,490
19,447
                                                  -------
------
Fixed Charges:
  Interest expense                                477,318
477,209
  Capitalized interest                             41,193
35,101
  Interest factor of rents                         69,659
40,163
                                                 --------
-------
  Fixed charges as adjusted (B)                   588,170
552,473
                                                 --------
---------

Fixed charges and preferred stock
    dividends (C)                               $ 607,660
$ 571,920
                                                =========
=========
Ratio of earnings to fixed charges
    (A) divided by (B)                              1.62x
1.56x
                                                    =====
=====
Ratio of earnings to fixed charges
    and preferred stock dividends
    (A) divided by (C)                              1.57x
1.51x
                                                    =====
=====
